SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

                                  FORM 8-K


                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934
                     Date of Report:  February 26, 1999



                               MEDIMMUNE, INC.
           (Exact name of registrant as specified in its charter)



                      Commission File Number:  0-19131




          Delaware                                    52-1555759
     (State of Incorporation)                     (I.R.S. Employer
                                                  Identification No.)



     35 West Watkins Mill Road, Gaithersburg, MD      20878
     (Address of principal executive offices)       (Zip Code)


          Registrant's telephone number, including area code (301) 417-0770


                No Exhibits are being filed with this report


CytoGam and RespiGam are registered trademarks of the Company and Synagis is a trademark.


                               MEDIMMUNE, INC.
                         Current Report on Form 8-K


ITEM 5.  OTHER EVENTS

MedImmune, Inc. reported the information contained in the following press release dated February 25, 1999:

          MEDIMMUNE AND IXSYS ENTER FOUR PRODUCT ANTIBODY ALLIANCE
- Lead Product in Phase 2 for Cancer Treatment by Inhibition of Angiogenesis
                                      -

Gaithersburg, MD, and San Diego, CA, February 25, 1999 - MedImmune, Inc. (Nasdaq:MEDI) and Ixsys, Inc. today announced that they have formed an alliance to develop four monoclonal antibodies. The lead product, a humanized monoclonal antibody known as Vitaxin (trademark), was developed by Ixsys using its proprietary Directed Evolution technology and is currently being tested in a Phase 2 trial for cancer treatment by inhibition of angiogenesis. MedImmune will provide three additional target antibodies to be optimized by Ixsys. Under the terms of the alliance, Ixsys will use its Directed Evolution protein engineering technology to optimize antibodies identified by MedImmune, and MedImmune will be responsible for clinical development, manufacturing and commercialization of any resulting products. MedImmune is making a $6.4 million equity investment in Ixsys, will fund certain research to be performed by Ixsys and will make future milestone and royalty payments on sales of any resulting products. The total value of the collaboration to Ixsys, not including potential royalties, could be as high as $50 million.

"The work done by Ixsys and its collaborators with Vitaxin (trademark) is some of the most exciting and progressive we have seen in the rapidly developing field of angiogenesis," said Scott Koenig, M.D., Ph.D., Vice President of Research at MedImmune. "Vitaxin (trademark) appears to inhibit a key pathway involved in the formation of new blood vessels, and may provide a way to combat the growth and spread of solid tumors. Additionally, Vitaxin (trademark) may have use in other diseases that require angiogenesis, such as macular degeneration, diabetic retinopathy, rheumatoid arthritis, and restenosis following angioplasty."

Angiogenesis is the growth of new blood vessels from pre-existing cells. In solid tumors, angiogenesis allows new blood vessels to grow into solid tumor tissue, providing the growing tumor both a means of nutrient and oxygen uptake, and a possible route for tumor metastasis into other organs. During angiogenesis, the solid tumor secretes growth factors which cause blood vessel-forming endothelial cells to multiply and extend toward the solid tumor. These cells use a family of proteins called integrins to adhere to the surrounding tissue, allowing them to continue their extension toward the tumor. Vitaxin (trademark) has been shown to bind to the integrin, called alpha-v beta-3 (also known as the vitronectin receptor), specifically found on newly sprouting blood vessels and to stop the growth of these vessels through an apoptotic (programmed cell death) signaling mechanism. This inhibition of new blood vessel formation has been shown to block the growth and spread of solid tumors in various animal models.

Ixsys recently completed a Phase 1 clinical trial to assess the safety of Vitaxin (trademark) in patients with incurable malignant cancer. In this trial, Vitaxin (trademark) was found to be generally safe and well-tolerated. Of the fourteen evaluable patients, eight experienced stabilization of their disease of which one experienced a reduction in tumor size. The company has also completed a Phase 1/2 imaging study at the University of Alabama, and recently initiated a Phase 2 study in leiomyosarcoma patients at the M.D. Anderson Cancer Center. Plans for additional clinical trials in glioblastoma, breast or colon cancer, and rheumatoid arthritis patients are currently being developed. Using its Directed Evolution technology, Ixsys has recently developed a second generation variant of Vitaxin (trademark) with significantly increased potency and production advantages. MedImmune intends to complete development of the second generation variant of Vitaxin (trademark) prior to commencing pivotal studies.

"Our work with human tumor tissue in animal models at The Scripps Research Institute has clearly demonstrated the ability of Vitaxin (trademark) to inhibit solid tumor growth and metastasis," said David A. Cheresh, Ph.D., of The Scripps Research Institute and the discoverer of the role of alpha-v beta-3 integrin in angiogenesis. "We have also shown the critical role of the alpha-v beta-3 integrin in ocular neovascular diseases, such as macular degeneration and proliferative diabetic retinopathy. The potential for Vitaxin (trademark) to inhibit this angiogenic pathway has far reaching implications in clinical medicine."

Vitaxin (trademark) was developed by Ixsys based on the initial discoveries made by Dr. Cheresh and his colleagues at The Scripps Research Institute with a precursor murine antibody known as LM609. Ixsys humanized and optimized the original murine antibody developed by Dr. Cheresh using its protein engineering technology called Directed Evolution. Directed Evolution provides a quick and efficient method of protein discovery and optimization and allows Ixsys to increase the binding affinity of proteins by combining the efficient creation of new protein variations with new approaches to screen and select the best variations.

"Vitaxin (trademark) is an important new product opportunity for MedImmune which fits directly into our proven strengths in antibody development and production, clinical research, and hospital sales," said David M. Mott, MedImmune's Vice Chairman and Chief Financial Officer. "It also provides us with an opportunity to begin to expand from our historical base in infectious disease and transplantation to the field of oncology, which we have long viewed as a future growth area for the company." Mr. Mott added that "the breadth of the potential indications for Vitaxin (trademark) as well as the ability to apply Ixsys' proprietary antibody engineering technology to additional antibody targets, provides the potential for very significant value creation for both MedImmune and Ixsys."

"We believe that MedImmune's proven ability to develop and commercialize antibodies makes them an ideal partner for Ixsys," added William D. Huse, M.D., Ph.D., Chief Executive Officer and Chief Scientific Officer at Ixsys. "We are excited about the opportunity to work with MedImmune to commercialize our novel anti-angiogenic antibody, Vitaxin (trademark), and to apply our antibody engineering technology to the development of additional antibodies for MedImmune."

Ixsys, located in San Diego, California, is a privately held biopharmaceutical company engaged in the development of novel therapeutics. Ixsys' Directed Evolution technology is centered around the Kauffman and Codon-Based Mutagenesis patents, which form the foundation of the Company's broad discovery and protein engineering capabilities. Specifically, this enabling platform provides Ixsys with a valuable and efficient solution for discovering and optimizing proteins with commercial potential for both itself and its partners. To date, the company has successfully engineered monoclonal antibodies in collaboration with pharmaceutical partners, and in-licensed and engineered several molecules for itself, including Vitaxin (trademark).

MedImmune, located in Gaithersburg, Maryland, is a biotechnology company which currently markets three products through its hospital-based sales force and has five new product candidates in clinical trials.

This announcement may contain, in addition to historical information, certain forward-looking statements that involve risks and uncertainties. Such statements reflect management's current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors, including risks and uncertainties discussed in the both companies' filings with the U.S. Securities and Exchange Commission.







(REGISTRANT)      MEDIMMUNE, INC.






BY (SIGNATURE)    /s/ David M. Mott
(NAME AND TITLE)  David M. Mott, Vice Chairman and Chief Financial Officer
(DATE)            February 26, 1999